UNITED STATES
SECURITIES and EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
______________________
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement
☒    Definitive Additional Materials
☐    Soliciting Material Under Rule 14a-12
NERDWALLET, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒    No fee required
☐    Fee paid previously with preliminary materials
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Your control number Your vote matters! Meeting Materials: Notice of Meeting and Proxy Statement & Annual Report on Form 10-K Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be held on May 21, 2025 for Stockholders of record as of March 24, 2025 To order paper materials, use one of the following methods: Internet: www.investorelections.com/NRDS Call: 1-866-648-8133 Email: paper@investorelections.com * If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located below) in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting material. Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved NerdWallet, Inc. Annual Meeting of Stockholders Wednesday, May 21, 2025 10:00 AM, Pacific Time Annual meeting to be held virtually via the internet - please visit www.proxydocs.com/NRDS for more details. You must register to attend the meeting online and/or participate at www.proxydocs.com/NRDS For a convenient way to view proxy materials, VOTE, and obtain directions to attend the meeting go to www.proxydocs.com/NRDS To vote your proxy while visiting this site, you will need the 12 digit control number in the box below. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting. Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet. If you want to receive a paper or e-mail copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year's meeting, you must make this request on or before May 9, 2025. styleINA P.O. BOX 8016, CARY, NC 27512-9903 SEE REVERSE FOR FULL AGENDA

PROPOSAL 1. To elect the four nominees named in the proxy statement to our Board of Directors, each to serve until the annual meeting of stockholders in 2026 and until a successor has been duly elected and qualified, or until such director's earlier resignation, retirement or other termination of service. 1.01 Tim Chen 1.02 Jennifer E. Ceran 1.03 Lynne M. Laube 1.04 Kenneth T. McBride 2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2025. * In their discretion, the Named Proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement, continuation or adjournment thereof. THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR PROPOSALS 1 AND 2 NerdWallet, Inc. Annual Meeting of Stockholders